Salomon Smith Barney
2002 Transportation Conference

November 14, 2002

ExpressJet Holdings, Inc.

Portions of this presentation contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. ExpressJet Holdings, Inc. relies on this safe harbor in making such disclosures. The statements regarding our growth and capital expenditures, including plans with respect to our fleet, are forward-looking statements. These statements reflect our expectations and assumptions about future events and are subject to uncertainties and other factors, many of which are outside our control. Some of the known risks that could significantly impact revenues, operating results and capacity include, but are not limited to, our dependence on our capacity purchase agreement with Continental Airlines; our dependence on Continental Airlines' financial and operational strength; labor costs and relations, including the results of union contract negotiations; flight disruptions as a result of operational matters; deliveries of additional aircraft; our ability to implement our growth strategy; regulatory developments and costs, including the costs and other effects of enhanced security measures and other possible Federal Aviation Administration requirements; our high leverage; certain tax matters; competition and industry conditions; and the seasonal nature of the airline business. Additional information concerning risk factors that could cause our actual results to differ materially from those in the forward-looking statements are described in the Company's filings with the Securities and Exchange Commission, including the Company's Registration Statement on Form S-1 dated April 17, 2002. In light of these uncertainties and assumptions, the events described in the forward-looking statements of this presentation might not occur or might occur to a materially different extent than described in this presentation. We undertake no duty to update or revise any of our forward-looking statements, whether as a result of new information, future events or otherwise.

ExpressJet

ExpressJet - The Premier Regional Airline

IPO:	Completed April 23, 2002 - $480 million Continental still holds 34 million shares (53%)
Size:	Project approximately $1.1 billion in revenue for 2002 World's largest operator of regional jets
Hubs:	Houston, Newark, Cleveland
Departures:	Over 950 daily departures to 110 cities
Fleet as of 11/13/02:	179 Regional Jets 95 Firm Orders 100 Options

ExpressJet

Current ExpressJet Cities



Current cities
Hub locations

As of November 2002

ExpressJet

Fleet Growth/Transition

- Fleet growth/transition allows significant growth in ASMs

	1998	1999	2000	2001	2002E
Turbo Props	92	85	70	33	-
Jets	35	62	96	137	188
Total Fleet	**127**	**147**	**166**	**170**	**188**
Average Fleet Age (Years)	5.1	4.9	4.9	3.9	2.3
ASM Year-over-Year Growth	**25.0%**	**29.9%**	**38.0%**	**14.8%**	**14.4%**

Planned 2003 Expansion

- Plan to add service to 15 cities in 2003



Current cities
New markets
Hub locations

ExpressJet

ERJ-145XR Overview

- 1,500 mile range versus 1,100 miles for current fleet of ERJ-145LRs
- 100% commonality for flight deck and engine core
- 95% commonality for spare parts
- 104 aircraft, 100 options
- Began service November 2002



Projected ASM Growth



Billions of ASMs
15
13
11
9
7
5
26% CAGR at Historical Utilization
20% CAGR at Planned Utilization
2002 E
2003 E
2004E
2005 E

Projected for firm aircraft orders only

Year End Fleet Plan

- Firm and option aircraft put ExpressJet in position to double fleet within five years



400
300
200
100
0
188
236
272
308
344
374
188
236
272
274
34
274
70
274
100
2002E
2003E
2004E
2005E
2006E
2007E
Regional Jets
Regional Jet Options

- 1997 Maintenance Infrastructure


BTV
BDL
CLE
EWR
IAH
Major Maintenance
Minor Maintenance

- 230 Maintenance Technicians
- 3 Major Maintenance Bases
- 2 Minor Maintenance Bases

Infrastructure and Investments

- 2002 Maintenance Infrastructure


BTV
BDL
CLE
EWR
DAY
STL
SDF
RIC
TYS
BNA
CLT
SHV
LFT
IAH
Major Maintenance
Minor Maintenance

- 800 Maintenance Technicians
- 5 Major Maintenance Bases
- 9 Minor Maintenance Bases

ExpressJet

Infrastructure and Investments

- **Other significant investments in the business**

Maintenance

- Aircraft investments in
  - ACARS
  - Reliability modifications

Training Center

- Two full flight simulators and two fixed training devices
- Full motion cabin trainer
- Computer based training lab

Systems

- Maintenance Inventory and Planning System
- Crew Management System

Controllable* Completion Factor (RJs)


100%
99%
98%
97%
96%
99.7
99.8
99.8
99.9
99.9
99.9
99.9
99.9
99.9
99.9
98.0
98.7
99.3
99.2
99.1
98.8
99.0
99.3
99.8
99.8
Jan
Feb
Mar
Apr
May
June
July
Aug
Sept
Oct
2001
2002

* *Excludes cancellations due to weather and air traffic control*

Capacity Purchase Agreement

Ten Year Agreement with Continental Airlines

- Extends through 2010, plus four five-year extensions (2030) at the option of Continental
- Covers 274 regional jet aircraft, in addition Continental has right to add 100 option aircraft
- Exclusive provider of regional jets in Continental's hubs through 2005
- Right to pursue new business at any time, as long as we do not compete directly with Continental flights
- Revenue rates set through 2004 with 10% target operating margin
- Beyond 2004, annual meet and confer on expenses with contract operating margin of 10%

ExpressJet

Third Quarter Financial Summary

($ millions, except per share data)	3 Months Ended September 30, 2002	3 Months Ended September 30, 2001	Change
Operating Revenue	$270.1	$250.6	+8%
Operating Expense	232.7	224.3	+4%
Operating Income	37.4	26.3	+42%
Operating Margin	*13.8%*	*10.5%*	*3.3 pts*
Net Income	$21.5	$11.9	+81%
Basic and Diluted EPS	$0.34*	$0.22*	+55%
ASMs (millions)	1,599	1,391	+15%

** Based on 64 million and 54 million shares outstanding in 2002 and 2001, respectively*

ExpressJet

Year-to-Date Financial Summary

($millions, except per share data)	9 Months Ended September 30, 2002	9 Months Ended September 30, 2001	Change
Operating Revenue	$805.1	$755.6	+7%
Operating Expense	695.8	675.7	+3%
Operating Income	109.3	79.9	+37%
Operating Margin	*13.6%*	*10.6%*	*3.0 pts*
Net Income	$62.0	$37.4	+66%
Basic and Diluted EPS*	$1.03	$0.69	+49%
ASMs (millions)	4,555	4,083	+12%

** Based on 60.1 million and 54.0 million shares outstanding in 2002 and 2001, respectively*

Selected Balance Sheet Comparison

(In millions)	9/30/2002	12/31/2001	H/(L)
Assets			
Current Assets			
Cash and Cash Equivalents	$ 146.8	$ 71.9	$ 74.9
Other Current Assets	46.0	59.5	(13.5)
Total Current Assets	192.8	131.4	61.4
Total Property and Equipment	221.9	218.8	3.1
Other Assets	47.3	79.6	(32.3)
Total Assets	$ 462.0	$ 429.8	$ 32.2
Liabilities and Stockholders' Equity			
Current Liabilities			
Current Portion of Long-term Debt and Capital Leases	$ 77.2	$ 2.0	$ 75.2
Other Current Liabilities	76.8	76.8	0.0
Total Current Liabilities	154.0	78.8	75.2
Total Long-term Obligations	310.0	565.3	(255.3)
Preferred Stock	5.0	-	5.0
Total Stockholders' Equity/(Deficit)	(7.0)	(214.3)	207.3
Total Liabilities and Stockholders' Equity	$ 462.0	$ 429.8	$ 32.2

Continental Note Payable
Scheduled Year-End Balance ($ millions)

- Financial and operating performance has driven $80 million in pre-payments on note payable to Continental since June 2002



$600
$400
$300
$200
$100
$0
$408
$326
$314
$256
$222
$153
$123
$47
$18
$0
2002
2003
2004
2006
2008
Original Schedule
Current Schedule